EXHIBIT 10.1

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of July 30, 2018, by and among (i) Burger Time, Inc., a Delaware corporation (“Burger Time”), (ii) BTND, LLC, a Colorado limited liability company (“BTND”), (iii) Maxim Partners, LLC, a Delaware limited liability company (“Maxim”), (iv) Karl Brenza (“Brenza”), a Delaware limited liability company, (v) Karuk Holdings, LLC, an Oregon limited liability company (“Karuk”), (vi) Brimmer Company, LLC, a Minnesota limited liability company (“Brimmer”) and (vii) Gary Copperud, Sally Copperud, Jeffrey A. Zinnecker, Samuel Vandeputte, the Trost Family Limited Partnership, the Katelyn J. Copperud Trust, and the Blake W. Copperud Trust (collectively, the “Members”).

RECITALS

WHEREAS, the Members own all of the membership interests of BTND (the “Membership Interests”), and there are no other equity or ownership interests relating to BTND outstanding;

WHEREAS, Maxim, Brenza, Karuk and Brimmer own all of the issued and outstanding capital stock of Burger Time, consisting of 1,080,000 common shares (the “Common Stock”), and there are no other equity securities of Burger Time outstanding;

WHEREAS, subject to the terms and conditions set forth herein, the parties intend to enter into a transaction pursuant to which each Member will assign, transfer and deliver to Maxim, Brenza, Karuk and Brimmer that percentage of Membership Interests set forth opposite such Member’s name on Exhibit A attached hereto in exchange for the Share Consideration (as defined below) (the “Exchange”), as a result of which BTND will become a wholly-owned subsidiary of Burger Time;

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of July 31, 2018 (the “Purchase Agreement”), by and among Burger Time and the purchasers identified on the signature pages thereto (the “Purchasers”), the Purchasers have agreed to purchase common stock of Burger Time;

WHEREAS, the consummation of the Exchange is a condition precedent to the consummation of the transactions contemplated by the Purchase Agreement;

WHEREAS, the parties intend that after giving effect to the transactions contemplated hereby, the Members will retain, in the aggregate, 85.9% of the outstanding Common Stock;

WHEREAS, the managing member of BTND (the “Managing Member”) has (a) determined that this Agreement and the transactions contemplated hereby, including the Exchange, are in the best interests of BTND and its Members, (b) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Exchange, and (c) resolved to cancel the Membership Interest certificates previously issued to the Members and to issue a new share certificate to Burger Time upon completion of the Exchange;

WHEREAS, certain capitalized terms used herein are defined in Exhibit C.

NOW, THEREFORE, in consideration of the premises set forth above and the respective representations, warranties, covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

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ARTICLE I

THE CONTRIBUTION

1.1. CONTRIBUTION BY THE MEMBERS TO BURGER TIME. At the Closing and subject to and upon the terms and conditions of this Agreement, each Member shall contribute, sell, assign, transfer and deliver to Burger Time, its successors and assigns, to have and to hold forever, such Member’s Membership Interests.

1.2. ISSUANCE OF COMMON STOCK BY BURGER TIME. At the Closing and subject to and upon the terms and conditions of this Agreement, Burger Time shall issue to each Member in exchange for such Member’s Membership Interests, such Member’s Share Consideration.

1.3. MEMBER CONSENT. Each Member hereby consents to the Exchange and the other transactions contemplated by this Agreement and the other Ancillary Documents. Each Member acknowledges and agrees that the consents set forth herein are intended and shall constitute such consent of the Members as may be required pursuant to the provisions of the Delaware General Corporation Law.

1.4. FURTHER ACTIONS. Following the Closing, each party hereto shall take all necessary actions, and make, execute and deliver any other instruments, papers or documents, which shall or may be reasonably necessary or proper in order to (i) vest in Burger Time all right, title and interest in and to the Membership Interests, (ii) vest in each Member all right, title and interest in and to such Member’s Share Consideration and (iii) otherwise carry out the purpose and intent of this Agreement.

ARTICLE II

CLOSING

2.1. CLOSING. The closing of the transactions contemplated by this Agreement (the “Closing”) will take place simultaneously with the execution and delivery of this Agreement at the offices of Harter Secrest & Emery LLP, 1600 Bausch and Lomb Place, Rochester, NY 14604. By mutual agreement of the parties, the Closing may take place by the exchange of facsimile or other electronic transmission of signature pages. The date on which the Closing actually occurs will be referred to as the “Closing Date.”

2.2. CLOSING DELIVERIES BY BTND AND THE MEMBERS. At or prior to the Closing, BTND and the Members will deliver or cause to be delivered to Maxim, Brenza, Karuk, Brimmer and Burger Time the following, each in form and substance reasonably acceptable to Maxim, Brenza, Karuk and Brimmer:

(a) the books and records of BTND, to the extent available;

(b) a certificate signed by the Managing Member certifying on behalf of BTND as to the accuracy and completeness, in each case as of the Closing, of: (i) the name and address of record of each Member; (ii) the percentage of Membership Interests held by such Member, (iii) the Share Consideration to which such Member is entitled pursuant to Section 1.2; (iv) copies of BTND’s Governing Documents in effect as of the Closing; and (v) the resolutions of BTND’s Members resolving to the matters described in Section 2.2(c) and authorizing the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which BTND is a party or by which it is bound and the consummation of the Exchange and each of the other transactions contemplated hereby;

(c) resolutions of the Members: (i) approving the transactions contemplated by this Agreement, including the Exchange; (ii) approving the Share Consideration; and (iii) appointing, immediately following the Closing and subject to the consent of Maxim, Brenza, Karuk and Brimmer, the individuals who will comprise the board of directors of Burger Time;

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(d) a good standing certificate for BTND and each of its Subsidiaries certified as of a date no later than ten (10) days prior to the Closing Date from the proper Governmental Authority in each jurisdiction of organization in which it operates; and

(e) a letter of transmittal in form and substance reasonably satisfactory to the Managing Member, with respect to the transfer by each Member of his, her or its Membership Interests in exchange for the Share Consideration as contemplated by Section 1.1.

2.3. CLOSING DELIVERIES BY BURGER TIME, MAXIM, BRENZA, KARUK AND BRIMMER. At or prior to the Closing, Burger Time, Maxim, Brenza, Karuk and Brimmer will deliver or cause to be delivered to BTND:

(a) a certificate from a duly-authorized officer of (i) Burger Time certifying to copies of Burger Time’s Governing Documents as in effect as of the Closing and (ii) each of Maxim, Brenza, Karuk and Brimmer certifying to the resolutions of each of Maxim, Brenza, Karuk and Brimmer approving the Exchange, expressly including each Member’s Share Consideration;

(b) [reserved]; and

(c) a good standing certificate for Burger Time certified as of a date no later than ten (10) days prior to the Closing Date from the proper Governmental Authority in its jurisdiction of organization in which it operates.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BURGER TIME, MAXIM, BRENZA, KARUK AND BRIMMER

Burger Time, Maxim, Brenza, Karuk and Brimmer jointly and severally represent and warrant to the Members as follows:

3.1. ORGANIZATION AND QUALIFICATION. Burger Time is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Burger Time has full corporate power and authority to own the assets owned by it and conduct its business as and where it is being conducted by it, and is duly licensed or qualified to do business and in good standing as a foreign entity in all jurisdictions in which its assets or the operation of its business makes such licensing or qualification necessary, except for such failures to be licensed, qualified or in good standing that, individually or in the aggregate, has not and would not reasonably be expected to have a Material Adverse Effect. Burger Time does not have and has never had any Subsidiaries, and does not own or have any rights to acquire, directly or indirectly, any capital stock or other equity interests of any Person, or is a participant in any joint venture, partnership or similar arrangement. Schedule 3.1 lists all current directors and officers of Burger Time, showing each such Person’s name and positions.

3.2. AUTHORIZATION; CORPORATE DOCUMENTATION. Burger Time has full corporate power and authority to enter into this Agreement and the Ancillary Documents to which it is or is required to be a party and to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Burger Time, including requisite board of directors and shareholder approval of Burger Time. Each of this Agreement and each Ancillary Document to which Burger Time is or is required to be a party has been duly executed and delivered by Burger Time and constitutes a legal, valid and binding obligation of Burger Time, enforceable against Burger Time in accordance with its terms, except as the enforceability thereof may be limited by the Enforceability Exceptions. The copies of the Governing Documents of Burger Time, as amended to date, copies of which have heretofore been delivered to the Members, are true, complete and correct copies of the Governing Documents of such entities, as amended through and in effect on the date hereof.

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3.3. CAPITALIZATION.

(a) Prior to giving effect to the transactions contemplated by this Agreement, Maxim, Brenza, Karuk and Brimmer are the legal, beneficial and record owners of all of the issued and outstanding capital stock of Burger Time, and the shares of Common Stock set forth on Exhibit B constitute all of the issued and outstanding capital stock of Burger Time. All of the issued and outstanding capital stock of Burger Time (i) has been duly and validly issued, (ii) is fully paid and non-assessable and (iii) was not issued in violation of any preemptive rights or rights of first refusal or first offer. There are no issued or outstanding options, warrants or other rights to subscribe for or purchase any equity interests of Burger Time or securities convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire any equity securities of Burger Time, or preemptive rights or rights of first refusal or first offer with respect to the equity securities of Burger Time, nor are there any contracts, commitments, understandings, arrangements or restrictions to which Burger Time is a party or bound relating to any equity securities of Burger Time, whether or not outstanding. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to Burger Time, nor are there any voting trusts, proxies, shareholder agreements or any other agreements or understandings with respect to the voting of the equity securities of Burger Time. All of the equity securities of Burger Time have been granted, offered, sold and issued in compliance with all applicable corporate and securities Laws.

(b) The authorized capital stock of Burger Time consists of 19,500,000 shares of Common Stock and 500,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), of which 1,404,000 shares of Common Stock and zero shares of Preferred Stock are issued and outstanding prior to giving effect to the Closing. Burger Time has reserved from its duly authorized capital stock the Share Consideration issuable to the Members at the Closing pursuant to this Agreement. When issued to the Members in accordance with the terms of this Agreement: (a) the Members will acquire good and marketable title to the Share Consideration, and the Share Consideration will be issued, free and clear of all Liens except (i) those imposed by applicable securities Laws and (ii) as set forth in Section 6.5; (b) the Share Consideration will be validly and duly issued and fully paid and non-assessable; and (c) the Share Consideration will not be subject to any preemptive or similar rights of a shareholder of Burger Time to subscribe for or purchase additional securities of Burger Time as a result of such issuance.

3.4. NON-CONTRAVENTION. Neither the execution, delivery and performance of this Agreement or any Ancillary Documents by Burger Time, nor the consummation of the transactions contemplated hereby or thereby, will (a) violate or conflict with, any provision of the Governing Documents of Burger Time, (b) violate or conflict with any Law or Order to which Burger Time is bound or subject, (c) with or without giving notice or the lapse of time or both, breach or conflict with, constitute or create a default under, or give rise to any right of termination, cancellation or acceleration of any obligation or result in a loss of a material benefit under, or give rise to any obligation of Burger Time to make any payment under, or to the increased, additional, accelerated or guaranteed rights or entitlements of any Person under, any of the terms, conditions or provisions of any Contract, agreement, or other commitment to which Burger Time is a party or by which Burger Time or its assets or equity interests may be bound, (d) result in the imposition of a Lien on any equity interests or any assets of Burger Time or (e) require any filing with, or Permit, consent or approval of, or the giving of any notice to, any Governmental Authority or other Person; except with respect to clauses (b), (c), (d) and (e) where such violations, conflicts, defaults, Liens and failures to obtain Permits and consents, individually or in the aggregate, have not and would not reasonably be expected to have a Material Adverse Effect.

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3.5. INDEBTEDNESS. Burger Time does not have any Indebtedness as of the Closing.

3.6. ABSENCE OF LIABILITIES. Burger Time does not have any Liabilities as of the Closing.

3.7. ABSENCE OF CERTAIN CHANGES. Since its formation: (a) Burger Time has not conducted any business or operations other than seeking potential acquisition partner, and (b) there has not been a Material Adverse Effect.

3.8. Assets. Burger Time has no assets (including any Intellectual Property) of any kind or nature as of the Closing other than the assets as set forth on Schedule 3.8.

3.9. PROPERTIES. Burger Time does not currently own or lease and has never owned or leased any real property. Burger Time does not own or lease any Personal Property.

3.10. COMPLIANCE WITH LAWS. Burger Time is in compliance with all Laws and Orders applicable to it, its assets, business, employees or equity securities, except to the extent that such non-compliance, individually or in the aggregate, has not and would not reasonably be expected to have a Material Adverse Effect. Burger Time has not received any written or oral notice of any actual or alleged violation of or non-compliance with applicable Laws, except to the extent that such violations and non-compliance, individually or in the aggregate, have not and would not reasonably be expected to have a Material Adverse Effect.

3.11. PERMITS. There are no Permits required to be owned or possessed by Burger Time to own its assets or to conduct its business as now being conducted and as presently proposed to be conducted, except to the extent that the failure to have any such Permits, individually or in the aggregate, has not and would not reasonably be expected to have a Material Adverse Effect.

3.12. LITIGATION. There is no (a) Action of any nature pending or, to the Knowledge of Burger Time, threatened or (b) Order now pending or previously rendered by a Governmental Authority, in either case of clauses (a) or (b), by or against Burger Time or any of its directors or officers relating to their service as an officer or director of Burger Time. Burger Time does not have any material Action pending against any other Person.

3.13. MATERIAL CONTRACTS. Burger Time is not a party to, and is not bound by, any of the following Contracts (each, a “Material Contract”):

(a) any vendor or supply Contract for the purchase of goods or services;

(b) any employment, contractor or consulting Contract with an employee or consultant or contractor, whether or not such service provider is terminable by the Company at will and without penalty;

(c) any Lease Agreement or lease of personal property or equipment;

(d) any Contract relating to capital expenditures;

(e) any Contract relating to the disposition or acquisition of material assets or any interest in any business enterprise;

(f) any mortgages, indentures, guaranties, loans or credit agreements, security agreements or other Contracts relating to Indebtedness;

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(g) any Contract containing covenants or other obligations granting or containing any current or future commitments regarding exclusive rights, non-competition, nonsolicitation, “most favored nations” provisions, restrictions on the operation or scope of Burger Time’s business or operations, or similar terms;

(h) any joint venture, partnership, stockholder, voting trust or similar Contracts;

(i) any Contract with any Related Person; and

(j) any other Contract not identified in clauses (a) through (i) above that involves the expenditure or receipt by the Company of $5,000 or more on an annual basis and is not cancelable by the Company without penalty within ninety (90) days.

3.14. TAX MATTERS.

(a) Burger Time has timely filed all income and other material Tax Returns required to have been filed by it, and all such Tax Returns are accurate and complete in all material respects;

(b) Burger Time has paid all Taxes owed by it which were due and payable (whether or not shown on any Tax Return), except for Taxes being contested in good faith and for which adequate reserves have been established and maintained;

(c) there is no current Action against Burger Time in writing by a Governmental Authority in a jurisdiction where Burger Time does not file Tax Returns where Burger Time is or may be subject to taxation by that jurisdiction;

(d) there are no currently pending or ongoing Tax audits or other administrative proceedings of Burger Time’s Tax Returns by any Governmental Authority, for which written notice has been received, with regard to any Taxes for which Burger Time would be liable; and

(e) Burger Time has not requested or received any ruling from, or signed any binding agreement with, any Governmental Authority that would apply to any Tax periods ending after the Closing Date.

3.15. EMPLOYEES AND LABOR MATTERS.

(a) Burger Time has no employees, consultants or independent contractors as of the Closing.

(b) Burger Time is in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice, failure to comply with which or engagement in which, as the case may be, has had or would reasonably be expected to have, a Material Adverse Effect. There is no unfair labor practice complaint pending or, to its Knowledge, threatened against Burger Time.

3.16. INSURANCE. Burger Time does not hold any insurance policies relating to its business, assets, properties, directors, officers or employees. Burger Time does not have any self-insurance or co-insurance programs.

3.17. TRANSACTIONS WITH RELATED PERSONS. No Related Person is presently a party to any transaction with Burger Time, including any Contract or other arrangement (a) providing for the furnishing of services by (other than as officers, directors or employees of Burger Time), (b) providing for the rental of real or personal property to or from or (c) otherwise requiring payments to, any Related Person or any Person in which any Related Person has an interest as an owner, officer, manager, director, trustee or partner or in which any Related Person has any direct or indirect interest. Burger Time does not have any outstanding Contract or other arrangement or commitment with any Related Person, and no Related Person owns any real or personal property, or right, or tangible or intangible property (including Intellectual Property) which is used in Burger Time’s business. Burger Time’s assets do not include any receivable or other obligation from a Related Person, and the Liabilities of Burger Time do not include any payable or other obligation or commitment to any Related Person.

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3.18. BANK ACCOUNTS. Schedule 3.18 lists the names and locations of all banks and other financial institutions with which Burger Time maintains an account (or at which an account is maintained to which Burger Time has access as to which deposits are made on behalf of Burger Time) (each, a “Bank Account”), in each case listing the type of Bank Account, the Bank Account number therefor, and the names of all Persons authorized to draw thereupon or have access thereto and lists the locations of all safe deposit boxes used by Burger Time. All cash in such Bank Accounts is held on demand deposit and is not subject to any restriction or limitation as to withdrawal.

3.19. NO BROKERS. None of Burger Time, Maxim, Brenza, Karuk, Brimmer or any of their respective Representatives on their behalf, has employed any broker, finder or investment banker or incurred any liability for any brokerage fees, commissions, finders’ fees or similar fees in connection with the transactions contemplated by this Agreement.

3.20. NO OTHER REPRESENTATIONS AND WARRANTIES. Except for the representations and warranties contained in this Agreement and the Ancillary Documents, none of Burger Time, Maxim, Brenza, Karuk and Brimmer makes any express or implied representations or warranties, and each of Burger Time, Maxim, Brenza, Karuk or Brimmer hereby disclaim any other representations and warranties, whether made orally or in writing, by or on behalf of Burger Time, Maxim, Brenza, Karuk or Brimmer by any Person.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF MAXIM, BRENZA, KARUK AND BRIMMER

Maxim, Brenza, Karuk and Brimmer jointly and severally represent and warrant to the Members as follows:

4.1. AUTHORIZATION. Each of Maxim, Brenza, Karuk and Brimmer has full power and authority to enter into this Agreement and the Ancillary Documents to which it is or is required to be a party and to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of each of Maxim, Brenza, Karuk and Brimmer. Each of this Agreement and each Ancillary Document to which Maxim, Brenza, Karuk and Brimmer are or are required to be parties has been duly executed and delivered by each of Maxim, Brenza, Karuk and Brimmer and constitutes a legal, valid and binding obligation of each of Maxim, Brenza, Karuk and Brimmer, enforceable against Maxim, Brenza, Karuk and Brimmer in accordance with its terms, except as the enforceability thereof may be limited by the Enforceability Exceptions.

4.2. NON-CONTRAVENTION. Neither the execution, delivery and performance of this Agreement or any Ancillary Documents by any of Maxim, Brenza, Karuk or Brimmer, nor the consummation of the transactions contemplated hereby or thereby, will (a) violate or conflict with, any provision of the Governing Documents of any of Maxim, Brenza, Karuk or Brimmer, (b) violate or conflict with any Law or Order to which any of Maxim, Brenza, Karuk or Brimmer or their assets are bound or subject, (c) with or without giving notice or the lapse of time or both, breach or conflict with, constitute or create a default under, or give rise to any right of termination, cancellation or acceleration of any obligation or result in a loss of a material benefit under, or give rise to any obligation of any of Maxim, Brenza, Karuk and Brimmer to make any payment under, or to the increased, additional, accelerated or guaranteed rights or entitlements of any Person under, any of the terms, conditions or provisions of any Contract, agreement, or other commitment to which any of Maxim, Brenza, Karuk or Brimmer is a party or by which Maxim, Brenza, Karuk, Brimmer or any of their assets may be bound, (d) result in the imposition of a Lien on any of the shares of Burger Time’s capital stock held by Maxim, Brenza, Karuk or Brimmer or (e) require any filing with, or Permit, consent or approval of, or the giving of any notice to, any Governmental Authority or other Person.

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4.3. Title to Burger Time Shares. Maxim, Brenza, Karuk and Brimmer own good, valid and marketable title to the shares of Burger Time’s capital stock set forth on Exhibit B free and clear of all Liens. None of Maxim, Brenza, Karuk or Brimmer is a “foreign person” for purposes of Section 1445 of the Code.

4.4. LITIGATION. There is no Action pending or, to the Knowledge of any of Maxim, Brenza, Karuk or Brimmer, threatened, nor any Order of any Governmental Authority is outstanding, against or involving any of Maxim, Brenza, Karuk or Brimmer or any of their respective officers, directors, stockholders, properties, assets or businesses, whether at law or in equity, before or by any Governmental Authority, which would reasonably be expected to adversely affect the ability of any of Maxim, Brenza, Karuk or Brimmer to consummate the transactions contemplated by, and discharge its obligations under, this Agreement and any of the Ancillary Documents to which Maxim, Brenza, Karuk or Brimmer is a party.

4.5. NO BROKERS. None of Maxim, Brenza, Karuk, Brimmer nor any Representatives acting on their behalf, has employed any broker, finder or investment banker or incurred any liability for any brokerage fees, commissions, finders’ fees or similar fees in connection with the transactions contemplated by this Agreement.

4.6. NO OTHER REPRESENTATIONS AND WARRANTIES. Except for the representations and warranties contained in this Agreement and the Ancillary Documents, none of Maxim, Brenza, Karuk or Brimmer make any express or implied representations or warranties, and each of Maxim, Brenza, Karuk and Brimmer hereby disclaim any other representations and warranties, whether made orally or in writing, by or on behalf of Maxim, Brenza, Karuk or Brimmer by any other Person.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE MEMBERS

The Members severally and not jointly represent and warrant to Maxim, Brenza, Karuk and Brimmer as to the following matters:

5.1. AUTHORIZATION. Such Member has full power and authority to enter into this Agreement and the Ancillary Documents to which it is or is required to be a party and to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Documents to which such Member is or is required to be a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of such Member. Each of this Agreement and each Ancillary Document to which such Member is or is required to be a party has been duly executed and delivered by such Member and constitutes a legal, valid and binding obligation of such Member, enforceable against such Member in accordance with its terms, except as the enforceability thereof may be limited by the Enforceability Exceptions.

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5.2. NON-CONTRAVENTION. Neither the execution and delivery of this Agreement or any Ancillary Document by such Member, nor the consummation of the transactions contemplated hereby or thereby, will violate or conflict with or (with or without notice or the passage of time or both) constitute a breach or default under (a) any provision of the Governing Documents of such Member that is not a natural person, (b) any Law or Order to which such Member or any of its business or assets are bound or subject or (c) any Contract or Permit to which such Member is a party or by which such Member or any of its properties may be bound or affected, other than, in the cases of clauses (b) and (c), such violations and conflicts which would not reasonably be expected to have a Material Adverse Effect.

5.3. Title to Membership Interest. Such Member is the sole, legal and beneficial owner of such Member’s Membership Interest free and clear of all Liens, other than those that customarily arise under applicable securities Laws.

5.4. Litigation. There is no Action pending or, to the Knowledge of such Member, threatened, nor any Order of any Governmental Authority is outstanding, against or involving such Member, whether at law or in equity, before or by any Governmental Authority, which would reasonably be expected to adversely affect the ability of such Member to consummate the transactions contemplated by, and discharge its obligations under, this Agreement and the Ancillary Documents to which such Member is a party.

5.5. SUBSIDIARIES. All of the direct and indirect subsidiaries of BTND are set forth on Schedule 5.5. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. BTND does not own or have any rights to acquire, directly or indirectly, any capital stock or other equity interests of any Person, or is a participant in any joint venture, partnership or similar arrangement.

5.6. ORGANIZATION AND QUALIFICATION. BTND and each of its Subsidiaries is duly organized, validly existing and in good standing under the Laws of the jurisdiction of their respective organization. BTND and each of its Subsidiaries has full corporate power and authority to own the assets owned by it and conduct its business as and where it is being conducted by it, and is duly licensed or qualified to do business and in good standing as a foreign entity in all jurisdictions in which its assets or the operation of its business makes such licensing or qualification necessary, except for such failures to be licensed, qualified or in good standing that, individually or in the aggregate, has not and would not reasonably be expected to have a Material Adverse Effect.

5.7. CAPITALIZATION. The issued and outstanding capital stock of BTND consists of [־] Membership Interests. All of the issued and outstanding Membership Interests of the Company have been duly authorized and validly issued and are fully paid and non-assessable. There are no issued or outstanding options, warrants or other rights to subscribe for or purchase any ownership interests of BTND or securities convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire any ownership interests of BTND, nor are there any Contracts, commitments, understandings, arrangements or restrictions to which BTND or, to the Knowledge of the Members, any Member, is a party or bound relating to any ownership interests of BTND, whether or not outstanding. There are no agreements or understandings with respect to the voting of the Membership Interests of BTND. All of the Membership Interests of BTND have been granted, offered, sold and issued in compliance with all applicable corporate and securities Laws.

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5.8. FINANCIAL STATEMENTS; INDEBTEDNESS.

(a) Attached to Schedule 5.8(a) are copies of the audited consolidated balance sheet and income statement for BTND and its Subsidiaries, prepared in good faith and according to GAAP as of and for the fiscal years ended December 31, 2017 and January 1, 2017, and the unaudited consolidated financial statements of BTND and the Subsidiaries, prepared in good faith and according to GAAP as of and for the thirteen weeks ended April 1, 2018 and April 2, 2017 (the “Financial Statements”). The Financial Statements are complete and accurate in all material respects.

(b) The total Indebtedness of BTND and its Subsidiaries as of the Closing is $3,899,231.

5.9. ABSENCE OF LIABILITIES. Neither BTND nor any of its Subsidiaries has any Liabilities except (a) Liabilities that are accrued and reflected on the Financial Statements, and (b) obligations to be performed after the date hereof under any Contracts.

5.10. ABSENCE OF CERTAIN CHANGES. Since January 1, 2017, there has not been a Material Adverse Effect.

5.11. COMPLIANCE WITH LAWS. BTND and its Subsidiaries are in compliance with all Laws and Orders applicable to BTND and its Subsidiaries, and their respective assets, business, employees or Membership Interests, except to the extent that such non-compliance, individually and in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Neither BTND nor any of its Subsidiaries has received any written or, to the Members’ Knowledge, oral notice of any actual or alleged violation of or non-compliance with applicable Laws, except to the extent that such violations and non-compliance, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

5.12. INTELLECTUAL PROPERTY. To the Knowledge of Members, BTND and its Subsidiaries owns free and clear of any Liens or has the license or right to use all material Intellectual Property used in the operations of the business of BTND and its Subsidiaries as currently conducted. To the Knowledge of the Members, neither the business of BTND and its Subsidiaries as currently conducted, nor the sale or use of any product or service offered by BTND or its Subsidiaries, infringes or misappropriates the Intellectual Property of any third party. To the Knowledge of the Members, no third party has infringed or misappropriated any of the Intellectual Property owned by BTND or its Subsidiaries. Except as set forth on Schedule 5.12, there is no third party claim or allegation asserted against BTND or its Subsidiaries in writing that BTND or its Subsidiaries is infringing or misappropriating any Intellectual Property of such third party. Each employee and each independent contractor of BTND and its Subsidiaries has executed a written agreement expressly assigning to BTND or its Subsidiaries, as applicable, all right, title and interest in any material Intellectual Property invented, created, developed, conceived or reduced to practice during the term of such employee’s employment or such independent contractor’s work for BTND or its Subsidiaries, as applicable, and to the extent no written assignment agreement may exist with respect to any Intellectual Property or independent contractor’s work, such absence of a written agreement is not reasonably likely to result in a Material Adverse Effect.

5.13. Material Contracts. Each Material Contract BTND or one of its Subsidiaries is party to has been disclosed and provided to Maxim, Brenza, Karuk and Brimmer prior to the Closing and is set forth on Schedule 5.13.

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5.14. TAX MATTERS.

(a) Each of BTND and its Subsidiaries has timely filed all income and other material Tax Returns required to have been filed by it, and all such Tax Returns are accurate and complete in all material respects;

(b) each of BTND and its Subsidiaries has paid all Taxes owed by it which were due and payable (whether or not shown on any Tax Return), except for Taxes being contested in good faith and for which adequate reserves have been established and maintained;

(c) there is no current Action against BTND or any of its Subsidiaries in writing by a Governmental Authority in a jurisdiction where BTND or its Subsidiaries, as applicable, does not file Tax Returns where BTND or its Subsidiaries, as applicable, is or may be subject to taxation by that jurisdiction;

(d) there are no currently pending or ongoing Tax audits or other administrative proceedings of BTND’s or any of its Subsidiaries’ Tax Returns by any Governmental Authority, for which written notice has been received, with regard to any Taxes for which BTND or its Subsidiaries, as applicable, would be liable; and

(e) neither BTND nor any of its Subsidiaries has requested or received any ruling from, or signed any binding agreement with, any Governmental Authority that would apply to any Tax periods ending after the Closing Date.

5.15. TRANSACTIONS WITH RELATED PERSONS. Each transaction between BTND and a Related Person has been disclosed to Maxim, Brenza, Karuk and Brimmer prior to the Closing and are set forth on Schedule 5.16.

5.16. NO BROKERS. No Member, nor any of their respective Representatives on their behalf, has employed any broker, finder or investment banker or incurred any liability for any brokerage fees, commissions, finders’ fees or similar fees in connection with the transactions contemplated by this Agreement.

5.17. INDEPENDENT REVIEW. Such Member has conducted its own independent review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of Burger Time, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records and other documents of Burger Time for such purpose. Such Member acknowledges and agrees that in making its decision to enter into this Agreement and the Ancillary Documents and to consummate the transactions contemplated hereby and thereby, such Member has relied solely upon its own investigation and the express representations and warranties of Burger Time, Maxim, Brenza, Karuk and Brimmer set forth in Article III of this Agreement and of Maxim, Brenza, Karuk and Brimmer set forth in Article IV of this Agreement (including the related portions of the Disclosure Schedules).

5.18. NO OTHER REPRESENTATIONS AND WARRANTIES. Except for the representations and warranties contained in this Agreement and the Ancillary Documents, neither BTND, the Members nor any Subsidiary of BTND makes any express or implied representations or warranties, and each such party hereby disclaims any other representations and warranties, whether made orally or in writing, by or on behalf of BTND by any Person.

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ARTICLE VI OTHER AGREEMENTS

6.1. FURTHER ASSURANCES. In the event that at any time after the Closing any further action is reasonably necessary to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as the other parties reasonably may request, at the sole cost and expense of the requesting party (unless otherwise specified herein).

6.2. CONFIDENTIALITY. Maxim, Brenza, Karuk and Brimmer will, and will cause their Representatives to: (a) treat and hold in strict confidence any Confidential Information, and will not use for any purpose (except in furtherance of their authorized duties on behalf of BTND or its Affiliates), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Confidential Information without BTND’s prior written consent; (b) in the event that any of Maxim, Brenza, Karuk or Brimmer becomes legally compelled to disclose any Confidential Information, provide BTND with prompt written notice of such requirement so that BTND or an Affiliate thereof may seek a protective order or other remedy or that BTND may waive compliance with this Section 6.2; (c) in the event that such protective order or other remedy is not obtained, or BTND waives compliance with this Section 6.2, furnish only that portion of such Confidential Information which is legally required to be provided as advised by outside counsel and to exercise their commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Confidential Information; and (d) promptly furnish to BTND any and all copies (in whatever form or medium) of all such Confidential Information and destroy any and all additional copies of such Confidential Information and any analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof; provided, however, that Confidential Information will not include any information which, at the time of disclosure by Maxim, Brenza, Karuk, Brimmer or their Representatives, is generally available publicly and was not disclosed in breach of this Agreement by Maxim, Brenza, Karuk, Brimmer or their Representatives.

6.3. PUBLICITY. No party hereto shall, and each shall cause their respective Representatives not to, disclose, make or issue, any statement or announcement concerning this Agreement or the Ancillary Documents or the transactions contemplated hereby or thereby (including the terms, conditions, status or other facts with respect thereto) to any third parties (other than its Representatives who need to know such information in connection with carrying out or facilitating the transactions contemplated hereby) without the prior written consent of the other parties (such consent not to be unreasonably withheld, delayed or conditioned), except (i) as required by applicable Law after conferring with the other parties concerning the timing and content of such required disclosure, or (ii) as may be required of Burger Time or its Affiliates by applicable Law or securities listing or trading requirement.

6.4. RELEASE AND COVENANT NOT TO SUE. Effective as of the Closing, each of Maxim, Brenza, Karuk and Brimmer hereby release and discharge Burger Time and its Affiliates from and against any and all Actions, obligations, agreements, debts and Liabilities whatsoever, whether known or unknown, both at law and in equity, which any of Maxim, Brenza, Karuk or Brimmer now has, has ever had or may hereafter have against Burger Time or its Affiliates arising on or prior to the Closing Date or on account of or arising out of any matter occurring on or prior to the Closing Date, including any rights to indemnification or reimbursement from Burger Time or its Affiliates, whether pursuant to its Governing Documents, Contract or otherwise, and whether or not relating to claims pending on, or asserted after, the Closing Date. From and after the Closing, each of Maxim, Brenza, Karuk and Brimmer hereby irrevocably covenant to refrain from, directly or indirectly, asserting any Action, or commencing or causing to be commenced, any Action of any kind against Burger Time or its Affiliates, based upon any matter purported to be released hereby. Notwithstanding anything herein to the contrary the releases and restrictions set forth herein shall not apply to the rights of any of Maxim, Brenza, Karuk or Brimmer pursuant to the terms and conditions of this Agreement or any Ancillary Document.

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6.5. CERTAIN TAX MATTERS.

(a) All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any real property transfer Tax and any other similar Tax) shall be borne and paid by Members when due. Members shall, at their own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and each of Maxim, Brenza, Karuk and Brimmer shall cooperate with respect thereto as necessary).

(b) Maxim, Brenza, Karuk, Brimmer, Burger Time, BTND, and the Members shall reasonably cooperate, and shall cause their respective Affiliates, officers, employees, agents, auditors and Representatives to reasonably cooperate, in preparing and filing all Tax Returns, including maintaining and making available to each other all records necessary in connection with Taxes and in resolving in good faith all disputes and audits with respect to all taxable periods relating to Taxes.

ARTICLE VII GENERAL PROVISIONS

7.1. EXPENSES. The parties agree that Maxim, Brenza, Karuk and Brimmer shall be jointly responsible for all fees and expenses (including all filing fees, registered agent fees and legal fees) arising out of the formation, incorporation and organization of Burger Time. Except as otherwise expressly set forth elsewhere in this Agreement, each of the parties will bear their respective legal and other fees and expenses incurred in connection with their negotiating, executing and performing this Agreement.

7.2. NOTICES. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (i) when received if given in person or by courier or a courier service, (ii) on the date of transmission if sent by facsimile or email transmission or (iii) three (3) Business Days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

If to Maxim, Brenza, Karuk or Brimmer:	with a copy (which will not constitute notice) to:
Maxim Group LLC 405 Lexington Avenue New York, NY 10174 Attn: Don Herzog Facsimile No.: 212-895-3783 Telephone No.: 212-895-3811	Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Attention: Tahra T. Wright, Esq. Facsimile No.: 212-407-4122 Telephone No.: 212-859-7354
If to BTND or, after the Closing, Burger Time, to:	With, after the Closing, a copy (which will not constitute notice) to:
405 Main Avenue W Suite 2d West Fargo, ND 58078 Attention: Mr. Gary Copperud Facsimile No.: (701) 282-2663 Telephone No.: (701) 277-0080	Harter Secrest & Emery LLP 1600 Bausch & Lomb Place Rochester, New York 14604 Attention: Alexander R. McClean, Esq. Facsimile No.: (585) 232-1248 Telephone No.: (585) 232-6500

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

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7.3. SEVERABILITY. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions will not in any way be affected or impaired. Any illegal or unenforceable term will be deemed to be void and of no force and effect only to the minimum extent necessary to bring such term within the provisions of applicable Law and such term, as so modified, and the balance of this Agreement will then be fully enforceable. The parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

7.4. ASSIGNMENT. This Agreement may not be assigned by any party without the prior written consent of the other parties hereto, and any attempted assignment in violation of this Section 7.4 will be null and void ab initio. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of each party hereto.

7.5. NO THIRD-PARTY BENEFICIARIES. This Agreement is for the sole benefit of the parties hereto and their successors and permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such successors and permitted assigns, any legal or equitable rights hereunder.

7.6. AMENDMENT; WAIVER. This Agreement may not be amended or modified except by an instrument in writing signed by each of the parties hereto. Notwithstanding anything to the contrary contained herein: (a) the failure of any party at any time to require performance by the other of any provision of this Agreement will not affect such party’s right thereafter to enforce the same; (b) no waiver by any party of any default by any other party will be valid unless in writing and acknowledged by an authorized representative of the non-defaulting party, and no such waiver will be taken or held to be a waiver by such party of any other preceding or subsequent default; and (c) no extension of time granted by any party for the performance of any obligation or act by any other party will be deemed to be an extension of time for the performance of any other obligation or act hereunder.

7.7. ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules hereto, which are hereby incorporated herein by reference and deemed part of this Agreement), together with the Ancillary Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, with respect to the subject matter hereof.

7.8. REMEDIES. Except as specifically set forth in this Agreement, any party having any rights under any provision of this Agreement will have all rights and remedies set forth in this Agreement and all rights and remedies which such party may have been granted at any time under any other contract or agreement and all of the rights which such party may have under any applicable Law. Except as specifically set forth in this Agreement, any such party will be entitled to (a) enforce such rights specifically, without posting a bond or other security or proving damages or that monetary damages would be inadequate, (b) to recover damages by reason of a breach of any provision of this Agreement and (c) to exercise all other rights granted by applicable Law. The exercise of any remedy by a party will not preclude the exercise of any other remedy by such party.

7.9. GOVERNING LAW; JURISDICTION. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to its choice of law principles). For purposes of any Action arising out of or in connection with this Agreement or any transaction contemplated hereby, each party hereto (a) irrevocably submits to the exclusive jurisdiction and venue of any state or federal court located within New York County, State of New York (or in any court in which appeal from such courts may be taken), (b) agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth in Section 7.2 shall be effective service of process for any Action with respect to any matters to which it has submitted to jurisdiction in this Section 7.9, (c) waives and covenants not to assert or plead, by way of motion, as a defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of such court, that the Action is brought in an inconvenient forum, that the venue of the Action is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and hereby agrees not to challenge such jurisdiction or venue by reason of any offsets or counterclaims in any such Action, and (d) waives any bond, surety or other security that might be required of any other party with respect thereto. Each party hereto agrees that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law or in equity.

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7.10. WAIVER OF JURY TRIAL. The parties hereto hereby knowingly, voluntarily and intentionally waive the right any may have to a trial by jury in respect to any litigation based hereon, or arising out of, under, or in connection with this Agreement and any agreement contemplated to be executed in connection herewith, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party in connection with such agreements, in each case whether now existing or hereafter arising and whether sounding in tort or contract or otherwise. Each party hereto acknowledges that it has been informed by the other parties hereto that this Section 7.10 constitutes a material inducement upon which they are relying and will rely in entering into this Agreement. Any party hereto may file an original counterpart or a copy of this Section 7.10 with any court as written evidence of the consent of each such party to the waiver of its right to trial by jury.

7.11. INTERPRETATION. The table of contents and the headings and subheadings of this Agreement are for reference and convenience purposes only and in no way modify, interpret or construe the meaning of specific provisions of the Agreement. In this Agreement, unless the context otherwise requires: (i) whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (iii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iv) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (v) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (vi) the term “or” means “and/or”; (vii) reference to “dollars” or “$” shall mean United States Dollars; (viii) reference to any statute includes any rules and regulations promulgated thereunder; (ix) any agreement, instrument, insurance policy, Law or Order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, Law or Order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein; and (x) except as otherwise indicated, all references in this Agreement to the words “Section,” “Schedule” and “Exhibit” are intended to refer to Sections, Schedules and Exhibits to this Agreement.

7.12. MUTUAL DRAFTING. The parties acknowledge and agree that: (a) this Agreement and the Ancillary Documents are the result of negotiations between the parties and will not be deemed or construed as having been drafted by any one party, (b) each party and its counsel have reviewed and negotiated the terms and provisions of this Agreement (including any, Exhibits and Schedules attached hereto) and the Ancillary Documents and have contributed to their revision, (c) the rule of construction to the effect that any ambiguities are resolved against the drafting party will not be employed in the interpretation of this Agreement or the Ancillary Documents and (d) neither the drafting history nor the negotiating history of this Agreement or the Ancillary Documents may be used or referred to in connection with the construction or interpretation thereof.

7.13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. A photocopy, faxed, scanned and/or emailed copy of this Agreement or any Ancillary Document or any signature page to this Agreement or any Ancillary Document, shall have the same validity and enforceability as an originally signed copy.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

Burger Time:

BURGER TIME, INC.

By:
Name:
Title:

Members:

BTND, LLC

By:
Name:	Gary Copperud
Title:	Managing Member

Maxim Partners:

MAXIM PARTNERS, LLC

By:
Name:
Title:

Brenza:

KARL BRENZA

Karuk:

KARUK HOLDINGS, LLC

By:
Name:
Title:

Brimmer:

BRIMMER COMPANY, LLC

By:
Name:
Title:

Signature Page to Share Exchange Agreement

16

Exhibit A

Members

Member Name	Percentage of Total Membership Interests of BTND	Share Consideration to Member (in Shares of Burger Time Common Stock)
Gary Copperud	23%	1,517,080
Sally Copperud	23%	1,517,080
Jeffrey A. Zinnecker	23%	1,517,080
Samuel Vandeputte	10.5%	692,580
The Trost Family Limited Partnership	10.5%	692,580
The Katelyn J. Copperud Trust	5%	329,800
The Blake W. Copperud Trust	5%	329,800

A-1

Exhibit B

Non-Member Ownership Interests

Name	Number of Shares of Burger Time Common Stock Owned by Maxim, Brenza, Karuk and Brimmer	Percentage of Total Shares of Burger Time Common Stock Prior to the Share Exchange	Percentage of Total Shares of Burger Time Common Stock After the Share Exchange
Maxim Partners LLC	800,000	74.1%	10.4%
Karl Brenza	100,000	9.3%	1.3%
Karuk Holdings, LLC	20,000	1.9%	0.3%
Brimmer Company, LLC	160,000	14.8%	2.1%

B-1

Exhibit C

Definitions

1. Certain Defined Terms. As used in the Agreement, the following capitalized terms shall have the following meanings. Other capitalized terms used in the Agreement shall have the meanings ascribed to them in the Agreement.

“Action” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, or any request (including any request for information), inquiry, hearing, proceeding or investigation, by or before any Governmental Authority.

“Affiliate” has the meaning set forth in Rule 12b-2 of the regulations under the Securities Exchange Act of 1934, as amended.

“Ancillary Documents” means each agreement, instrument or document attached hereto as an Exhibit and the other agreements, certificates and instruments to be executed or delivered by any of the parties hereto in connection with or pursuant to this Agreement.

“Business Day” means any day that is not a Saturday, Sunday or any other day on which banks are required or authorized by Law to be closed in New York City, New York.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as amended. Reference to a specific section of the Code shall include such section and any comparable provision of any future legislation amending, supplementing or superseding such section.

“Confidential Information” means any information concerning the business and affairs of the Company or its Affiliates that is not generally available to the public, including know-how, Trade Secrets, operational methods and plans or strategies, and any similar information disclosed to Burger Time, Maxim, Brenza, Karuk, Brimmer or their respective Affiliates; provided that following information shall be excluded from the definition of “Confidential Information” hereunder: (i) information lawfully in Burger Time’s, Maxim’s, Brenza’s, Karuk’s, Brimmer’s or their respective Affiliates’ possession prior to its disclosure; (ii) received in good faith from a third party not subject to any confidentiality obligation to BTND; (iii) which now is or later becomes publicly known through no breach of confidentiality obligation by Burger Time, Maxim, Brenza, Karuk, Brimmer or their respective Affiliates; or (iv) is independently developed by Burger Time, Maxim, Brenza, Karuk, Brimmer or their respective Affiliates without the use or benefit of BTND’s Confidential Information.

“Contract” means any contract, agreement, binding arrangement, commitment or understanding, bond, note, indenture, mortgage, debt instrument, license (or any other contract, agreement or binding arrangement concerning Intellectual Property), franchise, lease or other instrument or obligation of

“Copyrights” means all works of authorship, mask works and all copyrights therein, including all renewals and extensions, copyright registrations and applications for registration and renewal, and non-registered copyrights.

“Disclosure Schedules” means the disclosure schedules to this Agreement dated as of the date hereof and forming a part of this Agreement.

C-1

“Enforceability Exceptions” means bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

“GAAP” means United States generally accepted accounting principles applied on a consistent basis.

“Governing Documents” means, with respect to any entity, its certificate of incorporation, certificate of formation or similar charter document and its bylaws, operating agreement or similar governing document.

“Governmental Authority” means any federal, state, local, foreign or other governmental, quasi-governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body. The term “Governmental Authority” includes any Person acting on behalf of a Governmental Authority.

“Indebtedness” of any Person means (a) all indebtedness of such Person for borrowed money (including the outstanding principal and accrued but unpaid interest) or for the deferred purchase price of property or services, (b) any other indebtedness of such Person that is evidenced by a note, bond, debenture, credit agreement or similar instrument, (c) all obligations of such Person under leases that should be classified as capital leases in accordance with GAAP, (d) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against, (e) all obligations of such Person in respect of acceptances issued or created, (f) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (g) all obligations secured by an Lien on any property of such Person and (h) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person and (h) all obligation described in clauses (a) through (g) above of any other Person which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

“Intellectual Property” means all of the following, including any applications to register any of the following, as they exist in any jurisdiction throughout the world: (a) Patents; (b) Trademarks; (c) Copyrights; (d) Trade Secrets; (e) all domain name and domain name registrations, web sites and web pages and related rights, registrations, items and documentation related thereto; (f) Software; (g) rights of publicity and privacy, and moral rights, and (h) all licenses, sublicenses, permissions, and other agreements related to the preceding property.

“Knowledge” means: (i) with respect to any Member, the actual present knowledge of a particular matter by such Member or, if such Member is a trust, by any trustee of such Member after reasonable inquiry of internal documents and communications in such executive officer’s or director’s possession or control; (ii) with respect to Maxim, Brenza, Karuk or Brimmer shall mean the actual present knowledge of a particular matter by any member of any of Maxim, Brenza, Karuk or Brimmer after reasonable inquiry of internal documents and communications in such executive officer’s or director’s possession or control; and (iii) with respect to Burger Time, the actual present knowledge of a particular matter by any of the directors or executive officers of Burger Time after reasonable inquiry of internal documents and communications in such executive officer’s or director’s possession or control.

C-2

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, Permit or Order that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Liabilities” means any and all debts, liabilities and obligations of any nature whatsoever, whether accrued or fixed, absolute or contingent, mature or unmatured or determined or determinable, including those arising under any Law, Action, Order or Contract.

“Lien” means any interest (including any security interest), pledge, mortgage, lien, encumbrance, charge, claim or other right of third parties, including any spousal interests (community or otherwise), whether created by law or in equity, including any such restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

“Material Adverse Effect” means, with respect to any specified Person, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon: (a) the business, assets, Liabilities, results of operations, prospects or condition (financial or otherwise) of such Person and its Subsidiaries, taken as a whole, or (b) the ability of such Person or any of its Subsidiaries to consummate the transactions contemplated hereby on a timely basis; provided, however, that any changes or effects directly or indirectly attributable to, resulting from, relating to or arising out of the following (by themselves or when aggregated with any other, changes or effects) shall not be deemed to be, constitute, or be taken into account when determining whether there has or may, would or could have occurred a Material Adverse Effect: (i) general changes in the financial or securities markets or general economic or political conditions in the United States or any other country or region in which such Person or any of its Subsidiaries do business; (ii) changes, conditions or effects that generally affect the industries in which such Person or any of its Subsidiaries principally operate; (iii) changes in GAAP or mandatory changes in the regulatory accounting requirements applicable to any industry in which such Person and its Subsidiaries principally operate; (iv) conditions caused by acts of God, terrorism, war (whether or not declared) or natural disaster; (v) any failure in and of itself by such Person and its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (provided that the underlying cause of any such failure may be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein); provided further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i) - (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on such Person or any of its Subsidiaries compared to other participants in the industries in which such Person or any of its Subsidiaries primarily conducts its businesses.

“Order” means any order, writ, rule, judgment, injunction, decree, stipulation, determination or award that is or has been made, entered, rendered or otherwise put into effect by, with or under the authority of any Governmental Authority.

“Patents” means all patents, patent applications and the inventions, designs and improvements described and claimed therein, patentable inventions, and other patent rights (including any divisionals, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, withdrawn, or refiled).

C-3

“Permit” means any federal, state, local, foreign or other third-party permit, grant, easement, consent, approval, authorization, exemption, license, franchise, concession, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration or qualification that is or has been issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or other Person.

“Person” shall include any individual, trust, firm, corporation, limited liability company, partnership, Governmental Authority or other entity or association, whether acting in an individual, fiduciary or any other capacity.

“Personal Property” means all of the machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, spare parts, and other tangible personal property.

“Related Person” means, as to any Person, such Person’s Affiliates, any officer, director, manager, employee, trustee or beneficiary of such Person or such Person’s Affiliates, and any immediate family member of any of the foregoing (whether directly or indirectly through an Affiliate of such Person).

“Representative” means, as to any Person, such Person’s Affiliates and its and their managers, directors, officers, employees, agents and advisors (including financial advisors, counsel and accountants).

“Share Consideration” means, that number of shares of Burger Time Common Stock set forth opposite such Member’s name on Exhibit A attached hereto.

“Software” means all computer software, including all source code, object code, and documentation related thereto and all software modules, assemblers, applets, compilers, flow charts or diagrams, tools and databases.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity.

C-4

“Tax” means any federal, state, local or foreign income, gross receipts, license, payroll, parking, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, natural resources, customs duties, capital stock, franchise, profits, withholding, social security (or similar), payroll, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated tax, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, including such item for which Liability arises from the application of Treasury Regulation 1.1502-6, as a transferee or successor-in-interest, by contract or otherwise, or as a result of any Tax indemnity, Tax sharing, Tax allocation or similar Contract.

“Tax Return” means any return, report, information return, schedule, certificate, statement or other document (including any related or supporting information) filed or required to be filed with a Taxing Authority in connection with any Tax.

“Taxing Authority” means any Governmental Authority responsible for the imposition or collection of any Tax.

“Trademarks” means all trademarks, service marks, trade dress, trade names, brand names, Internet domain names, designs, logos, or corporate/company names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration and renewal thereof.

“Trade Secrets” means any trade secrets, confidential business information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, trademark, or trade secret protection).

“Treasury Regulations” shall mean the Treasury regulations promulgated under the Code, as such Treasury Regulations may be amended from time to time. Any reference herein to a particular provision of the Treasury Regulations means, where appropriate, the corresponding successor provision.

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